SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1 to
FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 17, 2007

On2 Technologies, Inc.
(Exact name of Registrant as specified in its charter)

Delaware
(State of incorporation or organization)

1-15117
(Commission File Number)

84-1280679
(IRS Employer Identification No.)

21 Corporate Drive, Suite 103, Clifton Park, NY 12065
(518) 248-0099
(Address, including zip code, and telephone number, including area code, of
Registrant's principal executive offices)

Not applicable
(Former name, former address and former fiscal year, if applicable)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

As previously disclosed, on October 17, 2007, On2 Technologies, Inc. (“On2”) entered into an Underwriting Agreement with ThinkEquity Partners LLC and Merriman Curhan Ford & Co. (collectively, the “Underwriters”), pursuant to which On2 agreed to sell to the Underwriters, and the Underwriters agreed to purchase from On2, in a firm commitment underwritten offering, 13,000,000 shares of On2’s common stock at a purchase price of $1.00. On2 also agreed to sell to the Underwriters up to an additional 1,950,000 of common stock at the option of the Underwriters to cover over-allotments. On October 23, 2007, On2 closed its sale of 13,000,000 shares.

On November 9, 2007, On2 completed the sale of the additional 1,950,000 which were subject to the Underwriter’s over-allotment option. The 1,950,000 shares were sold for $0.94 per share (net of underwriting discounts), resulting in $1,833,000 proceeds to On2.

A copy of the Underwriting Agreement is attached as Exhibit 10.1 to the Current Report as originally filed. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement.

Item 9.01. Financial Reports and Exhibits.

10.1	Underwriting Agreement, dated October 17, 2007, between On2 Technologies, Inc., on the one hand, and ThinkEquity Partners LLC and Merriman Curhan Ford & Co., on the other hand*

* Included with Current Report on Form 8-K as originally filed on October 23, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 9, 2007	On2 Technologies, Inc. By: /s/ Bill Joll
Name: Bill Joll
Title: President and CEO

Exhibit No.	Description
10.1	Underwriting Agreement, dated October 17, 2007, between On2 Technologies, Inc., on the one hand, and ThinkEquity Partners LLC and Merriman Curhan Ford & Co., on the other hand*

* Included with Current Report on Form 8-K as originally filed on October 23, 2007.